SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 9, 2002

VIASYS HEALTHCARE INC.

(Exact Name of Registrant Specified in Charter)

Delaware	1-16121	04-3505871
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

227 Washington Street, Suite 200 Conshohocken, PA		19428
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:   (610) 862-0800

(Former Name or Former Address, if Changed Since Last Report)

Explanatory Note:

This Amendment No. 1 to the Current Report on Form 8-K dated May 9, 2002 (the “Current Report”) of VIASYS Healthcare Inc. is being filed solely to amend and restate in its entirety Item 4 of the Current Report.

Item 4.    Changes in Registrant’s Certifying Accountant

On May 9, 2002, the Board of Directors of VIASYS Healthcare Inc. (“VIASYS” or the “Company”) and its Audit Committee decided to no longer engage Arthur Andersen LLP (“Andersen”) as the Company’s independent public accountants and to engage Ernst & Young, LLP to serve as the Company’s independent public accountants for 2002.

Andersen’s reports on the Company’s consolidated financial statements for the 2001 and 2000 fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.  During the Company’s 2001 and 2000 fiscal years and through May 9, 2002 (the date of the Company’s change in independent public accountants), there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such periods; and there were no reportable events of the type listed in Item 304(a)(1)(v) of Regulation S-K.

The Company was unable to refurnish a copy of this amendment to the Form 8-K to Andersen prior to its filing with the Securities and Exchange Commission, as Andersen has ceased operations.  Accordingly, Andersen has not provided us with a letter to file as an exhibit to this amendment to the Form 8-K.

Since the Spin-off Date and prior to engaging Ernst & Young LLP, VIASYS did not consult Ernst & Young LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASYS HEALTHCARE INC.
(Registrant)

	By:	/s/	Martin P. Galvan
Martin P. Galvan
Principal Financial and Accounting Officer

Dated: June 2, 2003